UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 24, 2004

                         Watts Water Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                    1-11499                  04-2916536
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  (State or other juris-           (Commission               (IRS Employer
 diction of incorporation          File Number)           Identification No.)


 815 Chestnut Street, North Andover, MA                         01845
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(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (978) 688-1811


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          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

      Watts Water Technologies, Inc. (the "Company") previously reported that the California Superior Court had made a summary adjudication ruling that Zurich American Insurance Company ("Zurich") must pay all reasonable defense costs incurred by the Company in the case of Armenta vs. James Jones Company (the "Armenta case") since April 23, 1998 as well as the Company's future defense costs in the Armenta case until its final resolution. The Company further disclosed that Zurich had appealed this ruling and that its appeal was pending before the California Court of Appeal. On August 24, 2004, the California Court of Appeal affirmed the summary adjudication ruling of the California Superior Court, which requires Zurich to pay the Company's defense costs in the Armenta case. Although Zurich has a right to petition the California Supreme Court to review the decision of the California Court of Appeal, management and counsel do not anticipate that the decision of the California Court of Appeal will be modified by any such further appeal. Zurich's obligation to pay future defense costs could be affected by future developments in the Armenta case.

      For more information on the Armenta case, please see Part I, Item 1, "Product Liability, Environmental and Other Litigation Matters" of the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2004                     WATTS WATER TECHNOLOGIES, INC.


                                          By: /s/ William C. McCartney
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                                              William C. McCartney
                                              Chief Financial Officer